AURELIO STRENGHTENS BOARD OF DIRECTORS

LITTLETON, COLORADO, April 21, 2008 News Release #08-10

Aurelio Resource Corporation (OTCBB : AULO, Frankfurt : F3RA) is pleased to announce that Frank W. Vermeulen and Stephan B. Roes have been appointed to the Board of Directors.

Frank W. Vermeulen is currently:

  a senior advisor to Credit Suisse Securities (Europe) Ltd, and a member of its advisory board for Europe, the Middle East and Africa, as well as a non-executive director of the Bank of London & the Middle East, where he chairs the audit committee and is also a member of the risk and nomination committees,

  Deputy Chairman of the Supervisory Board of LeasePlan Corporation N.V. (Netherlands), a multi-national car leasing and fleet management company and bank which is 50% owned by Volkswagen, 25% by the Olayan Group and 25% by Mubadala Development Co. (an investment arm of the Abu Dhabi government), and an advisor to Olayan Financing Company, an international manufacturing and investment company.

Mr. Vermeulen's experience includes:

  approximately 15 years (most recently as CFO) with the with Olayan Financing Company, one of the largest privately-owned Saudi business groups,

  a 20+ year banking career (mostly with ABN AMBRO in North America, Europe and the Middle East), and

  senior positions in the area of corporate banking, capital markets, structured finance, private banking and security brokerage.

Stephan B. Roes experience includes:

  Vice President Sales EMEAI Benelux with Global Custodian ABN AMRO Mellon GSS,

  senior business consultant for Prime Fund Solutions at Fortis Bank,

  setting up the New York office for Amicorp Group, where be was responsible for the development of various trust and administration services,

  setting up a new offshore fund administration company for Amicorp Curacao, and from 1991 to 1996, working for CITCO in Curacao, where he was responsible for fund accounting, NAV calculations and shareholders services for a group of institutional funds.

Aurelio Chairman of the Board, David Stafford Johnson, stated that "We are honored to have these two experienced financial professionals join our Board of Directors. Frank and Stephan bring a wealth of international financial experience to Aurelio that will greatly assist us in financing the fast-track exploration and development of our Hill Copper-Zinc Project through feasibility and into production".

About the Company

Aurelio Resource Corporation is a mineral exploration company focused on fast-track development of its wholly-owned Hill Copper-Zinc Project, which the Company believes contains a number of low-cost, bulk-tonnage, open-pit-mineable deposits close to surface containing significant amounts of copper, zinc, silver and gold. The Company has previously announced an independent estimate of the mineralized material at the MAN Area of the Project totaling 63.8 million tons at an average grade of 0.56% copper-equivalent. Aurelio has also acquired the rights to explore, and an option to purchase, the Gavilanes gold porphyry deposit in Durango, Mexico.

On behalf of the Board of Directors of Aurelio Resource Corporation

Contacts:

Stephen Doppler Diane Dudley

President & CEO Investor Relations

303-795-3030 303-945-7273 (direct)

800-803-1371 303-945-7270 (fax)

For additional information, please visit our website (www.AurelioResource.com) and/or send an email to DianeD@AurelioResource.com.

Legal Notice Regarding Forward Looking Statements

Statements in this news release that are not historical are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions, or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward-looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements in this news release include: that our property contains a number of potentially low-cost, bulk-tonnage, open-pit-mineable deposits close to surface containing significant amounts of copper, zinc, silver and gold.

It is important to note that the Company's actual outcomes may differ materially from those statements contained in this press release. Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to keep our qualified personnel; that funds expected to be received may not be; that our estimates of mineral resources are inaccurate; uncertainties involved in the interpretation of drilling results and other tests and the estimation of resources; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended exploration, purchase, lease or option payments; that our applications to drill may be denied; that weather, logistical problems or hazards may prevent us from exploration; that analysis of data cannot be done accurately and at depth; that results which we have found in any particular location are not necessarily indicative of larger areas of our property; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. Readers should refer to the risk disclosures outlined in the Company's most-recent Form 10-K and Form 10-Q Reports filed with the Securities and Exchange Commission.